Exhibit 10.32

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 5 TO TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 5 (“Amendment No. 5”) entered into as of July 27, 2006 (the “Amendment No. 5 Effective Date”) between LeapFrog Enterprises, Inc. and LeapFrog Group Companies (collectively, “LeapFrog”) on the one hand, and Anoto AB and Anoto Group AB, on the other hand, (collectively “Anoto”) amends the Technology License Agreement between the Parties dated January 25, 2004 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4) (the “TLA”) as set forth herein. Capitalized terms not defined herein shall have their respective meanings set forth in the TLA.

I.	DEFINITIONS

1.	The definition of “Exclusive Field” under Section 1 of the TLA is hereby replaced in its entirety with the following: “Exclusive Field” means the manufacture, use, sale, promotion or distribution of interactive products to the Consumer Market and the School Market that are: (1) AF Devices and/or Stand Alone (Self- Contained) Devices (a) having either [*].

2.	The definition of “Exclusive Markets” under Section 1 of the TLA is hereby replaced in its entirety with the following: “Exclusive Markets” means the following markets in the Exclusive Field: [*].

3.	The definition of the “Exclusive Term” under Section 1 of the TLA is hereby replaced in its entirety with the following: The “Exclusive Term” will commence on the Effective Date and continue through [*] with respect to [*] and through [*] with respect to [*], subject to the provisions of Section 11.5, 11.7 and 11.8 of this Amendment No. 5.

4.	“School Market” means sales to K-12 public and private schools and school districts in the United States and Canada. The School Market includes formative and summative test taking and assessment for grades K-12 in public and private schools and school districts, except the actual administration, test taking and assessment of national aptitude or entrance examinations for entry into educational programs such as the SAT, AP, ACT, PSAT, and TOEFL for Youth, but excludes business forms and Business Transactions. For the avoidance of doubt, Learning Applications for the School Market shall not be considered business forms.

5.	“Consumer Market” means online, direct or retail sales, including via distributors, to (i) Youth or the functional equivalent of such grades in foreign countries (not to exceed 18 years of age) and (ii) to governmental agencies, non-profits and businesses for use by Youth (such as a sale to Kaplan for use by Youth for SAT prep at Kaplan centers) and not for business forms or Business Transactions use by such agencies, non-profits or business, provided that the Consumer Market does not include sales to public and private schools. The Consumer Market exclusivity includes all types of test taking and assessment and test preparation except the actual administration, test taking and assessment of national aptitude or entrance examinations for entry into educational programs such as the SAT, AP, ACT, PSAT, and TOEFL for Youth, provided that the Consumer Market does not include sales to public and private schools or business forms or Business Transactions. For the avoidance of doubt, Learning Applications for the Consumer Market shall not be considered business forms.

6.	“Youth” means (i) grades 12 and below for Stand-Alone (Self-Contained) Devices and (ii) grades K-12 for AF Devices.

7.	“FLY 1.0 Pens” means the Fly pentop computer commercially launched in the United States on October 16, 2005 and iterative improvements thereto that do not include Anoto Functionality.

8.	“FLY 2.0 Pens” means audio-enabled Licensed Products that are iterative improvements of FLY 1.0 that utilize Anoto Functionality. FLY 2.0 Pens are not STP Pens or FLY 1.0 Pens, but are AF Devices. Prior to [*], commercially released FLY 2.0 Pens shall not include (i) [*] (other than a [*] as is commonly understood as of the Amendment No. 5 Effective Date), (ii) a [*] (an [*] is permitted), (iii) [*] (e.g. [*] are permitted) or (iv) [*] (as “[*]” are commonly understood as of Amendment No. 5 Effective Date).

9.	“STP Pen” means a “standard technology platform” for pentop computers that is a Licensed Product and AF Device that interacts with the Anoto Dot Pattern and is based on Anoto technology and Intellectual Property Rights and that meets mutually agreed upon specifications (including an [*], [*], user interface, operating system, SDK and tools) and product requirements documents (collectively, the “STP” or “STP Pen”). For the avoidance of doubt, as set forth in Section 11.1, Anoto has no obligations or responsibilities for delivering and supporting the STP Pen.

10.	“Launch” means the sale by LeapFrog of at least [*] of FLY 1.0 Pens, FLY 2.0 Pens or STP Pens, as applicable, by the end of the calendar year of the Launch date in Exclusive Markets outside [*] and the following cumulative number of units of Stand Alone (Self-Contained) Devices and/or AF Devices in [*] from sales occurring on or after [*]:

(a)	[*] by December 31, [*];

(b)	[*] by December 31, [*]; and

(c)	[*] by December 31, [*].

11.	The definition of “Net Sales Value” under the TLA is hereby replaced in its entirety with the following: “Net Sales Value” means the actual gross selling price specified on the invoice for the sale or other disposition by or for LeapFrog or a LeapFrog Group Company of a Licensed Product or LeapFrog Content in an arm’s length transaction to a third party customer of LeapFrog (not to a LeapFrog Group Company) less (i) trade discounts and credits granted to retailers for the sole purpose of promoting sales of a Licensed Product or LeapFrog Content, where such discounts and credits are capped at 20% of Net Sales Value, (ii) rebates given to consumers for the sole purpose of promoting sales of Licensed Product or LeapFrog Content that consumers actually redeem, (iii) reasonable and customary allowances, including allowances for defects, where such allowances are capped [*] of Net Sales Value for LeapFrog Content and [*] of Net Sales Value for Licensed Products, and (iv) taxes, duties and shipping charges to the extent separately stated on the invoice.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.	“Note Pad” means a collection of sheets of Open Paper, in which each sheet may have pre-printed graphical materials on no more than [*] of its surface area (e.g., tool bars), excluding ruled lines and grids, which may appear on all or any part of the surface area. The note pads for the current FLY 1.0 Pen that have no more than [*] graphical materials are an example of a “Note Pad.”

13.	“Open Paper” means a surface, or a portion of surface, printed with the Anoto Dot Pattern on which no pre-printed materials other than ruled lines or grids appear.

14.	The following new subsections are hereby added to the definition of “Licensed Anoto Technology” under Section 1.39 of the TLA:

(g)	Any deliverable made by Anoto pursuant to the PRD Reference Design.

(h)	All Technology for Anoto Functionality for use in AF Devices in the Exclusive Field and Permitted Field.

(i)	The source code identified in Section 11.3 of this Amendment No. 5.

(j)	Improvements delivered by Anoto pursuant to Section II of this Amendment No.5.

(k)	Licenses granted by Anoto to LeapFrog under Section III of this Amendment No.5.

15.	The following new subsections are hereby added to the definition of “Licensed LeapFrog Technology” under Section 1.39 of the TLA:

(e)	Licenses granted by LeapFrog to Anoto under Section III of this Amendment No.5.

16.	Subject to Section II.1, the definition of “Anoto Indemnified Elements” under section 1.8 of the TLA is hereby replaced in its entirety with the following: “Anoto Indemnified Elements” means (i) the Licensed Anoto Dot Pattern and the LeapFrog XY Module, in each case excluding third party hardware and software to the extent identified in Schedule B, and (ii) the STP Pen and the software developer kit for the STP Pen, in each case excluding third party intellectual property, except to the extent that Anoto is able to secure full indemnification for its sublicensees. In case Anoto develops STP Pen, third party intellectual property shall be identified.

17.	The following definition is hereby added to Section 1 of the TLA: “AF Device” means a device that (a) supports Anoto Functionality, (b) has an optical/reading device part on board the pen, (c) has [*] part on board the pen and/or a dedicated [*], and (d) has a [*] part and/or a [*] part. The dedicated [*] part may be either implemented in [*], or [*] to the AF Device. AF Devices specifically excludes the XY Pen and Stand Alone (Self-Contained) Devices. The STP Pen and FLY 2.0 Pens are AF Devices. FLY 1.0 Pens and Stand Alone (Self-Contained) Devices are not AF Devices.

18.

The definition of the “Permitted Field” under Section 1.50 of the TLA is hereby replaced in its entirety with the following: “Permitted Field” means the manufacture, use, sale, importation, promotion or distribution of a pen, wand, stylus, writing

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instrument, toy or game that (a) has one or more of [*] (b) interacts with any part of the [*] and (c) interacts with the [*] and (d) may [*]. The Permitted Field also includes the manufacture, use, sale, promotion and distribution of [*]. Other than as set forth in the previous sentence, the Permitted Field expressly excludes the manufacture, use, sale, promotion or distribution of products, devices, processes or services that constitute or practice [*] and expressly excludes the manufacture, use, sale, promotion or distribution of [*].

19.	Section 4.3 of the TLA entitled “Permitted Field Exception” is hereby replaced in its entirety with the following:

(a)	If Anoto desires to grant to a third party an exclusive license under Licensed Anoto Technology and/or Licensed Anoto IP in the Permitted Field, but outside the Exclusive Field during the Exclusive Term, Anoto shall first provide LeapFrog with a written notice of such proposal which identifies the specific target market for which Anoto proposes to grant an exclusive license. Unless, within [*] days after receipt of Anoto’s written notice, LeapFrog discloses to Anoto specific plans it has to exploit that target market itself or with a partner other than the partner contemplated by Anoto and commits in writing to sell [*] AF Devices or Stand Alone (Self-Contained) Devices in that target market with a partner other than the partner contemplated by Anoto within [*] after receipt of Anoto’s notice, Anoto may grant the proposed exclusive license (even as to LeapFrog and its Group Companies) to the third party for the target market for a period not to exceed [*]. Anoto may provide such third party with the option to extend the exclusive license period for additional [*] periods, each such extension being subject to LeapFrog’s approval pursuant to the terms of this Section 4.3. For the sake of clarity, Anoto has granted [*] rights [*] to exclusively use Licensed Anoto Technology for [*] for AF Devices that provide [*] of the AF Devices’ [*] to another device and develop and license tools for development of such applications; all the foregoing with an obligation for [*] to license systems and tools to Anoto partners, including LeapFrog, on fair, reasonable and non-discriminatory terms.

(b)

If LeapFrog desires to grant to a third party an exclusive license under Licensed Anoto Technology and/or Licensed Anoto IP in the School Market in territories outside of the United States and Canada, LeapFrog shall first provide Anoto with a written notice of such proposal which identifies the specific target market for which LeapFrog proposes to grant an exclusive license. Unless, within [*] days after receipt of LeapFrog’s written notice, Anoto discloses to LeapFrog specific plans it has to exploit that target market with a partner other than the partner contemplated by LeapFrog and commits in writing to sell [*] AF Devices or Stand Alone (Self-Contained) Devices in that target market with a partner other than the partner contemplated by LeapFrog within [*] after receipt of LeapFrog’s notice, LeapFrog may grant the proposed exclusive license (even as to Anoto and its Group Companies) to the third party for the target market for a period not to exceed [*]. LeapFrog may provide such third party with the option to extend the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

exclusive license period for additional [*] periods, each such extension being subject to Anoto’s approval pursuant to the terms of this Section 4.3.

20.	The definition of the “Anoto Core Applications” under Section 1.5 of the TLA is hereby replaced in its entirety with the following: “Anoto Core Applications” mean business forms and Business Transactions.

21.	“XY Pen” means a digital pen, wand, stylus, writing instrument, toy or game that: (i) interacts with the Anoto Dot Pattern, (ii) streams XY coordinates to a processor on another electronic device for processing, (iii) does not provide any [*] other than the [*], (iv) does not have [*] on the pen and (v) does not have [*] on the pen.

22.	“STP Reference Design” means a reference design for the development and high-volume manufacture of a STP Pen, including all schematics, hardware, pen and client software and software drivers. For the avoidance of doubt, as set forth in Section 11.1 Anoto has no obligations or responsibilities for delivering and supporting the STP Reference Design.

23.	“College Market” means persons aged 18 and over who are attending college, community college, junior college or universities.

24.	“Business Transactions” means use of a digital signature image for verification of a business transaction.

II.	EXCLUSIVITY AND PLATFORMS

1.	Delivery of STP Pen and STP Reference Design. Anoto shall have no obligations or responsibilities for delivering or supporting the STP Pen or STP Reference Design. In the event that Anoto develops an STP Pen and/or STP Reference Design and LeapFrog elects to launch an STP Pen based on the STP Reference Design, LeapFrog and Anoto will negotiate in good faith mutually agreeable delivery milestones and payment schedule for the STP Pen and STP Reference Design that meet LeapFrog’s target launch date. The Parties agree that the royalty rates set forth in this Amendment No. 5 and a [*] license fee will apply to STP Pens and that neither Party will attempt to renegotiate such rates or license fee or other terms of this Amendment No. 5 or the TLA. NRE fees for the development of the STP Pen and /or STP Reference design will be determined based on respective Party’s responsibility for the development and the work to be carried out.

2.	Improvements to STP; SDK and Right to Sublicense to Developers.

Subsections (a) through (d) and (f) and (g) are subject to Section II. 1 above.

(a)

LeapFrog’s licenses under this Amendment No. 5 and the TLA with respect to the STP Pen will include, without additional payment, any Improvements to the STP Reference Design (such as Improvements to the SDK for STP Pen applications, Improvements to the operating system (with the exception of creating an industry standard OS), Improvements to Anoto pattern recognition,

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mechanical Improvements to the optical module (excluding the DotPos chip), Improvements to high volume offset printing and Improvements to the microphone technology and to the industrialization of the display) (collectively “Reference Design Improvements”). Reference Design Improvements do not include (i) any Intellectual Property Rights or source code licensed to Anoto from a third party that bears a per unit royalty or flat fee, (ii) any advancements to printing other than high volume offset printing, (iii) the creation of an industry standard OS, and (iv) Reference Design Improvements that are integrated into a new version of the Core Chips at the silicon level (each new version of the Core Chips is referred to as a “Core Chip Improvement”). LeapFrog will have the right to receive a license to a Core Chip Improvement for fees to be separately determined, but no greater than that paid by any other Anoto customer. “Core Chips” means the DotPos chip, digital system chip and separate analog signal chip that form the core processing engine of the STP Pen. Anoto will permit its chip suppliers (currently [*] in the case of the DotPos chip) to supply LeapFrog any version of the Core Chips that is used in a pen that LeapFrog is shipping, even if such version of the Core Chips is not being used in STP Pens or other Anoto pens, provided that LeapFrog acknowledges that Anoto cannot require its suppliers to continue to manufacture such chips if the supplier will not accept orders from LeapFrog in the volumes requested.

(b)	For third party technology that is incorporated into the STP Reference Design that bears a per unit royalty, Anoto’s contracts with such third parties shall, if possible using reasonable and customary business efforts, provide that LeapFrog will have the right to distribute such third party technology in STP Pens at the same per unit royalty rate that Anoto pays for such third party technology. However, LeapFrog reserves the right to negotiate its own royalty rate with such third parties.

(c)	Anoto may from time to time add new features to the STP that are not Reference Design Improvements or Core Chip Improvements, such as [*] (each, a “New Module”). LeapFrog will have the right to receive a license to a New Module for fees no greater than that paid by any other Anoto customer. LeapFrog is not required to purchase a New Module even if the New Module is integrated into Core Chips that are used in LeapFrog’s implementation of the STP Pen, in which case LeapFrog will not make use of such New Modules in the Core Chips.

(d)	Anoto will make all Reference Design Improvements, Core Chip Improvements and New Modules available to LeapFrog at the beta phase and again upon commercial release, but in no event later than when Anoto provides such functionality to any other company or its internal content developers.

(e)

The pre-existing provisions of the TLA with respect to Improvements, Updates and Upgrades shall continue to apply to FLY 1.0 Pens and FLY 2.0 Pens, provided, however that LeapFrog shall have right to include Improvements to Anoto pattern recognition, mechanical Improvements to the optical module (excluding the DotPos chip) and Improvements to high volume offset printing in Stand Alone (Self-Contained) Devices and AF Devices without additional fees.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LeapFrog will also have the right to include new versions of DotPos chip for use in Stand Alone (Self-Contained) Devices and AF Devices at a price to be determined, but no greater than that paid by any other Anoto customer. LeapFrog will not be required to pay more than once for each new version of the DotPos chip (e.g., if LeapFrog pays to include a new version of the DotPos chip in an STP Pen, then LeapFrog does not have to pay an additional fee to include the same version of the DotPos chip in a FLY 1.0 Pen).

(f)	Should LeapFrog OEM an STP Pen from Anoto, the technology delivered by Anoto for the STP Pen, including all functionality within the PRD, will include all third party royalties (such as royalties for handwriting recognition) and LeapFrog shall not be responsible for paying any third party royalties.

(g)	Subject to Section 1.19 (a) and 11.6, Anoto grants LeapFrog a non-exclusive license under Anoto’s Intellectual Property Rights to (i) use the STP Pen software development kit (SDK) to create LeapFrog Content and (ii) distribute LeapFrog Content within the Permitted Field during the term of the TLA. LeapFrog may sublicense the object code version of the SDK to its contractors and third party publishers for purpose of creating LeapFrog Content within the Permitted Field during the term of the TLA.

3.	Support. Subject to Section II.1, LeapFrog will have support from Anoto and the right to create specific features for its implementation of the STP, provided that LeapFrog does not break compatibility with the STP (i.e., LeapFrog’s STP Pen will support a base set of pen functionality as defined in the STP compatibility specification that the parties will mutually agree upon). Independent of Section II.1, all source code for Anoto Functionality for use with FLY 2.0 Pens as described in Section 1.8 of this Amendment No. 5 including SDK, operating system and any other source code that LeapFrog requires to add specific features to meet LeapFrog’s product requirements, excluding any and all source code for Anoto’s dot pattern recognition software, will be delivered to LeapFrog upon LeapFrog’s request, subject to the terms of the Mutual Non-Disclosure Agreement dated December 1, 2005 between the Parties. Such Mutual NDA must be in effect or renewed for Anoto to provide source code and each party agrees to renew such Mutual NDA, without modification of any terms or conditions, at the request of the other party. LeapFrog does not have the right to sublicense or provide any Anoto source code to any third party and may only sublicense object code as expressly provided under the TLA or this Amendment No. 5.

4.	In Section 2.1(a)(b) and (c) and Section 2.2(a) of the TLA, the phrase “A worldwide, exclusive license” is deleted and replaced with the phrase “An exclusive license in the Exclusive Markets.”

5.	Earned Exclusivity.

a.	Consumer Market for Stand Alone (Self-Contained) Devices. Exclusive Markets within the Consumer Market will be lost on a country by country basis,

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except for [*], for Stand Alone (Self-Contained) Devices in those Exclusive Markets where LeapFrog does not Launch a FLY 1.0 or FLY 2.0 Pen by [*].

b.	Consumer Market for AF Devices. Exclusive Markets within the Consumer Market will be lost on a country by country basis for AF Devices, excluding Stand Alone (Self-Contained) Devices, (i) in those Exclusive Markets other than [*] where LeapFrog does not Launch a Fly 2.0 Pen or STP Pen by [*] and (ii) in [*] if LeapFrog does not meet its Launch requirements in Section I.10 of this Amendment No. 5. For example, should LeapFrog fail to Launch a FLY 1.0 Pen or FLY 2.0 Pen in [*] by [*] it loses exclusivity as to Stand Alone (Self-Contained) Devices in [*] but may regain exclusivity for AF Devices in [*] if it Launches a FLY 2.0 or STP Pen in [*] by [*] Similarly, if LeapFrog Launches a FLY 1.0 Pen in [*] by [*] but fails to launch a FLY 2.0 or STP Pen in [*] by [*], LeapFrog would lose exclusivity for AF Devices but would retain exclusivity for Stand Alone (Self-Contained) Devices in [*].

c.	School Market. Exclusivity for AF Devices in the School Market will be lost if LeapFrog does not launch an STP Pen, FLY 2.0 Pen or FLY 1.0 Pen in the U.S. School Market by [*]. Launch in the case of the School Market means the commercial availability of an STP Pen, FLY 2.0 Pen or FLY 1.0 Pen to the U.S. School Market by [*] and the sale by LeapFrog of the following cumulative units of AF Devices and Stand Alone (Self- Contained) Devices: [*] by [*], [*] by [*], and [*] by [*]. For the avoidance of doubt, the sale of AF Devices or Stand Alone (Self-Contained) Devices by LeapFrog to a distributor or publisher that sells to the School Market (such as [*]) will be considered a sale to the School Market.

6.	[*] The parties agree that [*] shall be the channel in [*] for Anoto Dot Pattern, the internet portal and tools for AF Devices that provide real time transmission of the AF Device’s detected position on a dot enabled surface to another device, provided that [*] will make its internet portal and tools available in a timely manner and on fair, reasonable and nondiscriminatory terms.

7.	Earned Extension of Exclusivity Through [*]. The Exclusive Term for the Exclusive Markets for AF Devices and Stand Alone (Self-Contained) Devices shall be extended until [*] if revenue paid (including royalties that are deducted against Royalty Advances) to Anoto from the Amendment No. 5 Effective Date through [*] is greater than [*]. In the event that there is a revenue shortfall of less than [*], LeapFrog may make a payment to Anoto in the amount of the shortfall and retain exclusivity through [*].

8.	Earned Extension of Exclusivity Through [*]. The Exclusive Term for the Exclusive Markets for the AF Devices and Stand Alone (Self-Contained) Devices shall be extended until [*] if revenue paid (including royalties that are deducted against Royalty Advances) to Anoto from the Amendment No. 5 Effective Date through [*] is greater than [*]. In the event that there is a revenue shortfall of less than [*], LeapFrog may make a payment to Anoto in the amount of the shortfall and retain exclusivity through [*].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.	Royalties for Pens. The Royalties for Stand Alone (Self-Contained) Devices and AF Devices are set forth in Exhibit A.

10.	Establishing STP as Standard Platform.

a.	Anoto shall have no obligations or responsibilities for delivering or supporting the STP Pen or STP Reference Design.

b.	Anoto recognizes that LeapFrog is an important partner and that the Parties in collaboration can drive the market for STP as a Standard Platform. In the event that Anoto develops a pentop computing platform for the consumer or school markets, the Parties shall in good faith discuss how to establish a Standard Platform, taking both Parties’ and their respective partners’ and customers’ reasonable interest into consideration.

11.	STP APIs. In the event that Anoto develops STP, Anoto and LeapFrog will work together to achieve a reasonable portability of content from FLY 1.0 to STP Pens, taking both Parties’ and their respective partners’ and customers’ reasonable interest into consideration.

12.	OEM Pen. Subject to Section II.1, LeapFrog may, at its option, OEM an STP Pen from Anoto at rates no less favorable than those given to any other Anoto customer or partner.

13.	College Market Restriction. Through [*], LeapFrog agrees that its marketing materials, such as print, online and television advertising, for AF Devices and Stand Alone (Self-Contained) Devices will not specifically target the College Market in the United States and that LeapFrog will not make institutional sales of such devices to colleges, community colleges, junior colleges or universities (provided that LeapFrog may sell or provide such devices to such institutions for research purposes). For the avoidance of doubt, LeapFrog may (i) market such devices to any age group in Youth, (ii) market any LeapFrog Content to the College Market, and (iii) market such devices to any age provided that it does not specifically target the College Market. This section does not apply if Anoto Inc. is not marketing an STP Pen to the College Market by [*].

III.	IP LICENSE

1.	User Interface and Operating System Patent Cross License.

a.	Anoto hereby grants LeapFrog and LeapFrog hereby grants Anoto a perpetual, non-exclusive, sub-licensable license, under the Included Patents, to use, manufacture, have manufactured, distribute, sell, offer for sale and import User Interfaces and/or Operating Systems that are sold in the form of AF Devices, Stand Alone (Self-Contained) Devices and/or content for such devices.

b.

Anoto and LeapFrog acknowledge that each party may create User Interfaces and/or Operating Systems, whereby such User Interfaces and/or Operating Systems may be similar to the other party’s User Interface and/or Operating

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

System, provided that the foregoing shall not be deemed to be a license to any copyright, trademark, service mark, trade dress or similar right of a Party or its Group Companies.

c.	On a monthly basis, each party will disclose to the other Party all Included Patents which have been filed in any given country. Each party may use the information contained in the Included Patents for any business purpose related to digital pen based computing utilizing the Anoto Dot Pattern, provided that the foregoing shall not be deemed to expand the scope of the licenses granted in Section HU (a) of this Amendment No. 5 and that neither party will disclose the contents of such Included Patents to any third party other than such party’s contractors and manufacturers that are subject to confidentiality restrictions.

d.	Notwithstanding anything to the contrary in Section 18.6 of the TLA, neither party may assign or transfer the licenses granted under Section III.1(a) of this Amendment No. 5 to any person or entity in connection with any bankruptcy or liquidation proceeding.

e.	“Included Patents” means any patents and/or patent applications that claim inventions conceived or reduced to practice by Anoto or LeapFrog prior to [*] that are (i) User Interfaces and/or Operating Systems and/or (ii) improvements to User Interfaces and/or Operating Systems.

f.	“User Interface” means the system level commands and mechanisms that can be seen, heard or otherwise perceived by the user when using a Stand Alone (Self-Contained) Device and/or AF Device with dot enabled paper and that are used to control the operation of such devices excluding any commands or mechanisms that are unique to an application or content but are not broadly used across applications and content. For the avoidance of doubt, patents covering Paper ROM are included in the definition of User Interface.

g.	“Operating System” means system level software contained on a Stand Alone (Self-Contained) Device and/or AF Device that manages such devices’ internal functions and provides a means to control such devices’ operations and file system.

2.	Enabling Technology Cross License.

a.	Anoto hereby grants LeapFrog and LeapFrog hereby grants Anoto a perpetual, non-exclusive, non-sub-licensable license, under the Enabling Technology Patents, to use, manufacture, have manufactured, distribute, sell, offer for sale and import AF Devices, Stand Alone (Self- Contained) Devices and/or content for such devices.

b.

On a monthly basis, each party will disclose to the other Party all Enabling Technology Patents which have been filed in any given country. Each party may use the information contained in the Enabling Technology Patents for any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

business purpose related to digital pen based computing utilizing the Anoto Dot Pattern, provided that the foregoing shall not be deemed to expand the scope of the licenses granted in Section III.2(a) of this Amendment No. 5 and that neither party will disclose the contents of such Enabling Technology Patents to any third party other than such party’s contractors and manufacturers that are subject to confidentiality restrictions.

c.	Notwithstanding anything to the contrary in Section 18.6 of the TLA, neither party may assign or transfer the licenses granted under Section III.2(a) of this Amendment No. 5 to any person or entity in connection with any bankruptcy or liquidation proceeding.

d.	“Enabling Technology Patents” means any patents and/or patent applications that claim inventions conceived or reduced to practice by Anoto or LeapFrog prior to [*] that relate to e-commerce, “paper replay” or note-taking for AF Devices and Stand Alone (Self- Contained) Devices.

3.	Source Code License. LeapFrog grants Anoto a perpetual license to use, develop and sublicense the source code that LeapFrog has developed for its current FLY platform as of [*] (the commercial release date of [*]), solely for use on AF Devices that are based on a standard Anoto reference platform and interact with the Anoto Dot Pattern. The foregoing perpetual license to any Intellectual Property Rights on the operating system shall be exclusively licensed to Anoto during the term of the TLA, provided that LeapFrog shall not be prevented from using and exploiting the operating system or portions thereof in its and its Group Company’s products (such as FLY 1.0) and the products of their third party publishers. The only deliverables that LeapFrog will provide in connection with the foregoing license is the source code and associated documentation for LeapFrog’s software developer’s kit for its current FLY platform as it exists as of [*]. Notwithstanding the first sentence of this Section, Anoto does not have the right to sublicense the source code to LeapFrog’s software developer’s kit for the current FLY platform or provide such source code to any third party, provided that Anoto may sublicense the object code version of such software developer’s kit to third parties when it is combined with the object code for Anoto’s software developer’s kit for the STP (e.g., Anoto may not sublicense the Fly software developer’s kit on a stand alone basis). Section 3 of the TLA is hereby deleted in its entirety and LeapFrog is no longer required to provide any deliverables under Section 3, Schedule A or Schedule C of the TLA and the Parties agree that, for purposes of the TLA, LeapFrog has not provided any deliverables or other Work Product to Anoto under Schedule A or Schedule C of the TLA.

4.	No warranties. All patents, patent applications and source code provided under this Section III of this Amendment No. 5 are provided on an as-is basis, with no warranties of any kind, whether express or implied. LeapFrog agrees to provide a reasonable amount of consulting services to Anoto with respect to LeapFrog’s software developer’s kit pursuant to a mutually agreed upon SSOW under the Master Agreement for Subsequent Statements of Work Under the Technology License Agreement dated June 1, 2004.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.	Revenue Share. In consideration of the source code and patent licenses granted by LeapFrog above, Anoto shall pay to LeapFrog within [*] days of the end of each calendar quarter, (i) [*] of the royalty revenue received by Anoto Inc. and its wholly-owned subsidiaries for AF Devices and content for such devices and (ii) [*] of the Net Sales Value of AF Devices and content for such devices sold or distributed by Anoto Inc. or its wholly-owned subsidiaries. LeapFrog shall have the same right to audit Anoto Inc. as Anoto has to audit LeapFrog under the TLA.

IV.	MISCELLANEOUS

1.	Sections 4.1 and 4.2(a) and (b) of the TLA are hereby deleted in their entirety.

2.	Replacement for Section 4.2(c) of the TLA: Section 4.2(c) of the TLA is hereby replaced in its entirety with the following: From time to time during the Exclusive Term, if Anoto has a bona-fide partner opportunity to commercialize a product within the Exclusive Field in one or more Exclusive Markets (that may, at Anoto’s discretion incorporate the STP Pen), Anoto will submit a written request (including all relevant details with respect to such opportunity that Anoto is permitted to disclose consistent with its confidentiality obligations to such partner) to LeapFrog for approval to pursue such opportunity. LeapFrog will approve or reject such request within [*] days after its receipt of such request; provided, however, that LeapFrog may reject such request in its good-faith discretion if: (i) LeapFrog is otherwise in compliance with its Launch requirements with respect to the Exclusive Market identified in Anoto’s opportunity request; and (ii) the Parties have discussed in good faith the risk and likelihood of commercialization of such opportunity. If LeapFrog approves such request in writing, the Exclusive Field will not apply solely within the applicable Exclusive Market and only to the extent of the partner opportunity approved by LeapFrog. Further, the Parties acknowledge that when deciding whether or not to approve an Anoto request the following considerations will be taken into account: (x) the objective of the Parties to cooperate to create a broad de facto standard for the Licensed Anoto Technology, and (y) the risk of forcing a competing platform; and (z) the risk of reduced overall business for LeapFrog and its Group Companies.

3.	Non-Interference. The Parties agree that during the term of this Agreement, neither Party will, directly or indirectly through others, solicit, attempt to solicit, or hire any employee of the other Party to become an employee or independent contractor (“Restricted Workers”). The restriction in the preceding sentence shall not, however, apply to (i) independent contractors, (ii) an employee who has been terminated or laid off by a Party or has given written notice of termination of employment, or (iii) without prior solicitation by the other Party, an employee who responds to any general employment advertisement placed by the other Party in connection with an open position. In the event that a Party hires a Restricted Worker in violation of this clause, such Party shall pay to the other Party immediately upon hiring or engagement of such Restricted Worker, as compensation and not as a penalty, a lump sum amount equal to the Restricted Worker’s gross wages earned by the worker during [*] month period ending on the worker’s last day of employment with the Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.	[*]. LeapFrog shall have the right, without payment of a royalty to Anoto, to license the [*], solely in object code format and in conjunction with LeapFrog’s software development kit, to LeapFrog’s developers and third party publishers for use in the creation of LeapFrog Content provided that the LeapFrog licensee agrees to be bound by terms consistent with the terms of this Agreement. LeapFrog agrees to enforce such agreements with licensees in the event that a licensee breaches such agreement, and LF agrees to indemnify and hold Anoto harmless for such breaches.

5.	Anoto will accept orders by LeapFrog for additional parts of the Anoto Dot Pattern per Section 2.2 of the TLA.

6.	LeapFrog may, upon written notice to Anoto, extend the non-exclusive “Set Term” of the Agreement under Section 16.1 of the TLA by [*] to [*].

7.	This Amendment No. 5 and the TLA represent the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof. Except as set forth herein, the TLA shall remain in effect in accordance with its terms.

8.	Prior to LeapFrog entering into an agreement with a [*] company in the School Market for Summative Test Taking or Assessment, LeapFrog and Anoto will in good faith negotiate and agree upon (provided that neither party will unreasonably withhold agreement) the scope of Anoto’s revenue share of the amount [*] pays to LeapFrog for the rights to Summative Test Taking or Assessment. Such revenue sharing will apply through [*]. For the avoidance of doubt, LeapFrog will not enter into an agreement with a [*] company in the School Market for Summative Test Taking or Assessment using Anoto Technology without Anoto’s approval, not to be unreasonably withheld. “Summative Test Taking or Assessment” means state or nationally administered tests given to students, such as the STAR, Iowa Test of Basic Skills, TAKS (Texas Assessment of Knowledge and Skills) and FCAT (Florida Comprehensive Achievement Test). Summative Test Taking or Assessment excludes test taking or formative assessment given in conjunction with classroom instruction and excludes national aptitude or admissions tests such as the SAT. The provisions of this Section only apply during the Exclusive Term.

9.	No Assignment or Delegation. Subsection (b) of Section 18.6 of the TLA is hereby replaced in its entirety with the following:

(b) to its Group Company as Successor; provided, however, in each case that the assigning Party will continue to honor all obligations, and the rights and licenses granted to the other Party, under the TLA and this Amendment No. 5 except that Anoto AB and Anoto Group AB shall have no obligations or responsibilities with respect to STP Pens and the STP Reference Design except as expressly set forth in Section II.1 above.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreed to and accepted by:

LEAP FROG ENTERPRISES, INC.		ANOTO AB & ANOTO GROUP AB

By:	/s/ Jeffrey G. Katz	By:	/s/ Mats Blom	/s/ Christer Fáhraeus
Name: Jeffrey G. Katz, Pres. and CEO		Name: Mats Blom, CEO		Christer Fáhraeus, Board member

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

ROYALTIES

A1. FLY 1.0 Royalties. The Royalty for FLY 1.0 Pens and Stand Alone (Self-Contained) Devices that do not contain Anoto Functionality and LeapFrog Content for such devices shall be as set forth in the TLA except that: (i) the [*] per pen cap shall apply for the term of the TLA, (ii) the bundling provisions of Section A7 below shall apply to FLY 1.0 Pens and Stand Alone (Self-Contained) Devices and LeapFrog Content for such devices and (iii) the Royalty for “point and click” and/or slow-drag (no utilization of stroke information) content and for Note Pads shall be [*] of Net Sales Value beginning on [*]. The foregoing shall not be construed to limit or amend the provisions of Amendment No. 4 to the TLA (the Phoenix Amendment).

A2. Hardware Royalty for AF Devices.

The Hardware Royalty for AF Devices, including FLY 2.0 Pens and STP Pens, shall be the following percentage of Net Sales Value, provided that in no event will the Hardware Royalty be greater than [*] per pen:

Pen Units (Million)	Hardware Royalty Rate
[*]	[*]
[*]	[*]
[*]	[*]

Note: Units refer to cumulative lifetime volume of AF Devices during the term of the TLA.

The foregoing hardware royalties apply in lieu of the provisions of Section 1 of Exhibit G of the TLA with respect to AF Devices.

A3. Royalty for Content Downloaded from a LeapFrog or Third Party Website for AF Devices.

The Royalty for LeapFrog Content for AF Devices that is made available in a download model where the sale of the content occurs on a LeapFrog controlled website or third party website (excluding content sold as a CD or other media in a box at retail where the CD or other media contains a link to such website(s) from which the content purchased by the consumer is downloaded or where the CD contains the content) shall be the following percentage of the cumulative LeapFrog Net Sales Value of downloaded LeapFrog Content less the cumulative marketing spend on AF Devices and LeapFrog Content for such devices (“the Pricing Model”):

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Cumulative LeapFrog Net Sales Value of Downloaded Content Less Cumulative Marketing Spend on AF Devices	Content Royalty*
[*]	[*]
[*]	[*]
[*]	[*]

Notes:

* The royalty rate for the first [*] in Net Sales Value from a download shall be [*] regardless of the value of the Pricing Model.

** With respect to an item of LeapFrog Content, each of the royalty rates in this Section A3 shall be reduced by [*] percentage points (e.g., from [*] if LeapFrog pays a third party licensor a royalty of [*] or more of LeapFrog’s Net Sales Value for such LeapFrog Content.

For third party content sold via download the Royalty paid to Anoto shall be the applicable percentage, per the above table, of the Net Sales Value received by LeapFrog from the third party.

A4. Royalty for Content Downloaded from Pens from an Anoto Website for STP Pens.

Anoto will make available to LeapFrog the Anoto website(s) for downloads and related services (e.g., customer registration) at rates no less favorable than those made available to any other customer. In no event will the royalty for LeapFrog content downloaded on an Anoto website exceed [*] of the sales price of the download, excluding taxes.

For the avoidance of doubt, LeapFrog shall not be required to use or purchase any services or products offered by Anoto in order to deliver to customers AF Devices or content therefore or for customers to use such pens and content.

A5. Royalties for all other Content for AF Devices.

The Royalty provisions of the TLA shall apply to all content and content delivery models for AF Devices other than those set forth in Sections A3 and A4 above. Notwithstanding the foregoing, (i) the Royalty for “point and click” and/or slow-drag (no utilization of stroke information) content (except content utilizing Paper ROM) and for Note Pads for AF Devices shall be [*] of Net Sales Value and (ii) the royalty for content utilizing Paper ROM shall be [*] of Net Sales Value. The phrase “content utilizing Paper ROM” means content containing Dot Codes that enable a digital pen to read data from the Dot Codes that is not an XY coordinate or position information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A6. Applications Licensed From Anoto. Subject to Section II.1, LeapFrog will have the right to obtain a license to Anoto’s content and applications for STP Pens, including content or applications included on the base ROM of the STP Pen, at rates no less favorable than those made available to any other customer.

A7. Bundles. For all Licensed Products and LeapFrog Content, if a Licensed Product (such as a pen) is bundled with LeapFrog Content on initial sell in, the hardware and content royalties will be calculated based upon the pro-rata amount of the sales price of the bundle that is attributed to the Licensed Product and the LeapFrog Content, respectively, both of which are derived from their stand alone sales price. The hardware royalty rate and cap will be applied to the pro-rata amount attributed to the Licensed Product (i.e., the pen). The content royalty rate will be applied to the pro-rata amount attributed to the LeapFrog Content. For example if the sales price of a STP Pen and LeapFrog Content bundle is [*] and the historical sale prices of the components of the bundle are [*] for the STP Pen and [*] for the LeapFrog Content, the pro-rata sales price attributable to the STP Pen will be [*], which equals [*]. The hardware royalty rate and cap, if applicable, will then be applied to [*]. The pro-rata sales price attributable to the LeapFrog Content will be [*], which equals [*]. The applicable royalty rate for the LeapFrog Content will then be applied to [*]. If LeapFrog does not have historical data to determine an average sales price of the content or other product, then LeapFrog may allocate a reasonable amount of the sales price to such content or other product based on (i) its list price or, if no list price exists, (ii) the sale price of comparable software, to be agreed upon by the parties, which agreement will not be unreasonably withheld. The foregoing bundling model shall also apply to Licensed Products or LeapFrog Content bundled with respective accessories that do not include Anoto technology. For example, if a FLY 2.0 Pen is bundled with a carrying case, the hardware royalty will be calculated based upon the pro-rata amount of the sales price of the bundle that is attributed to the pen, which is derived from the stand alone sales price of the pen and carrying case. This Section A7 replaces the provisions regarding bundling in the TLA for all pens and content, including Stand Alone (Self-Contained) Devices, FLY 2.0 Pens and STP Pens and content therefor.

A8. All Advance Royalties paid by LeapFrog under the TLA, including the Advance Royalties paid under Section 5.5 of Exhibit G of the TLA, shall be credited against all royalties due under this Amendment No. 5.

The provisions of Sections 2(c) (as modified below), 2(d), 2(e), 3, and 6 of Exhibit G of the TLA shall continue to apply to the royalties on LeapFrog Products and LeapFrog Content, including Stand Alone (Self-Contained) Devices such as FLY 1.0 Pens, FLY 2.0 Pens and AF Devices such as STP Pens, and content therefor. Section 2(c) of Schedule G of the TLA is hereby replaced in its entirety with the following new Section 2(c) of Schedule G:

2(c) Where content is developed, created and sold by an unrelated sublicensee of LeapFrog or a LeapFrog Group Company, other than downloadable content for an AF Device, the Royalty rate is [*] of the sublicensees’ Net Sales Value of such content, subject to the following, notwithstanding the provisions of Section 2(a) or 2(b) above to the contrary:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)	If LeapFrog licenses a third party the right to print the Licensed Anoto Dot Pattern or Dot Codes on books, magazines and other surfaces (“Third Party Dot Enabled Content”) [*], then there will be [*] due to Anoto for the printing or distribution of the Third Party Dot Enabled Content by the sublicensee. For example, LeapFrog may grant a [*] license to a textbook publisher to print the Licensed Anoto Dot Pattern on a textbook and distribute the resulting textbook. In this case, there shall be [*] due to Anoto on the license of the Licensed Anoto Dot Pattern to the publisher or sale of the textbook by the publisher. In the event that LeapFrog charges [*], then LeapFrog will pay Anoto [*] of the Net Sales Value that LeapFrog receives from the sublicensee for the printing or distribution of the Licensed Anoto Dot Pattern. The foregoing shall not modify or amend the royalty due to Anoto for the sale of pens or software content that interact with such Third Party Dot Enabled Content. In the event that LeapFrog acquires a publisher or enters the publishing business, then the foregoing shall apply to books, magazines and other surfaces printed with the Licensed Anoto Dot Pattern or Dot Codes sold by LeapFrog or its Affiliates as a publisher, provided, however, that, in such case, (1) if LeapFrog charges customers [*] then LeapFrog will pay [*] and (2) if LeapFrog sells [*] then LeapFrog will pay [*].

A9. Revenue Share in [*]. If LeapFrog Launches a FLY 2.0 Pen or STP Pen in [*], Anoto shall then pay to LeapFrog within [*] days of the end of each calendar quarter, [*] of Anoto’s Net Sales Value from Learning Applications for STP pens sold in [*] in the Consumer Market through [*]. LeapFrog shall have the same right to audit Anoto as Anoto has to audit LeapFrog under the TLA.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.